                                                                    Exhibit 99.1
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                            Joint Filer Information
                            -----------------------

Name of Joint Filer:                      Applied Ventures, LLC

Address of Joint Filer:                   3050 Bowers Ave.
                                          Santa Clara, CA  95054

Relationship of Joint Filer to Issuer:    10% Owner

Issuer Name and Ticker or Trading Symbol: Adesto Technologies Corporation [IOTS]

Date of Event Requiring Statement
(Month/Day/Year):                         10/26/2015

Designated Filer:                         Applied Materials, Inc.

Signature:

APPLIED VENTURES, LLC

/s/ Hann-Ching Chao
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Name:   Hann-Ching Chao
Title:  General Manager, Investment Director

October 26, 2015
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Date